UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2012

Constant Contact, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33707	04-3285398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 472-8100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Constant Contact, Inc. (the “Company”) held on June 5, 2012 (the “2012 Annual Meeting”), there were 28,874,151 shares of the Company’s common stock represented in person or by proxy, constituting 94.99% of the shares of the Company’s common stock issued and outstanding and entitled to vote at the 2012 Annual Meeting, and the Company’s stockholders voted upon the following proposals:

1. The following nominees were elected to the Company’s board of directors as Class II directors for terms expiring at the 2015 annual meeting of stockholders.

	For	Withheld	Broker Non-Votes
John Campbell	26,338,538	396,996	2,138,617
Daniel T. H. Nye	26,486,444	249,090	2,138,617

Following the annual meeting, Robert P. Badavas, Gail F. Goodman and William S. Kaiser, having terms expiring in 2013, and Thomas Anderson and Sharon T. Rowlands, having terms expiring in 2014, continue as directors of the Company.

2. The selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2012 was ratified.

For:	28,836,328
Against:	10,087
Abstain:	27,736

3. A non-binding, advisory vote on the compensation of the Company’s named executive officers was approved.

For:	26,495,951
Against:	196,601
Abstain:	42,982
Broker Non-Votes:	2,138,617

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTANT CONTACT, INC.

Date: June 5, 2012	By:	/s/ Robert P. Nault
Robert P. Nault Vice President and General Counsel

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